UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported) October 20, 2006

MEADOW VALLEY CORPORATION

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

0-25428	86-0328443
(Commission File Number)	(IRS Employer Identification No.)

4411 South 40th Street, Suite D-11, Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 437-5400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                Unregistered Sales of Equity Securities.

On October 20, 2006, the Registrant consummated a private placement to institutional and accredited investors of 817,120 units (“Units”) at a price of $9.00 per Unit, with each Unit consisting of one share of the Registrant’s common stock and a warrant to purchase one-tenth of one share of the Registrant’s common stock.  The private placement generated net proceeds to the Registrant of approximately $6.5 million.  The proceeds of the offering will be used for working capital and general corporate purposes.

The warrants underlying the Units (the “Warrants”) are exercisable at $12.60 per share commencing on the earlier of (i) the effective date of a registration statement (as discussed below) with respect to the public sale of the common stock issuable upon the exercise of the Warrants or (ii) one year from the date of issuance of the Warrants; provided, however, that in no event may the Warrants be exercised within six months and one day from the date of issuance.  The Warrants expire on October 19, 2011.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days following the closing date of the private placement (the “Closing Date”) registering the re-sale of the common stock contained in the Units and the common stock underlying the Warrants.  If the Registrant does not file the registration statement within 30 days of the Closing Date or if the SEC has not declared the registration statement effective within 60 days of the Closing Date (or 90 days if the SEC reviews the registration statement), then the Registrant must pay to the investors in the private placement an amount in cash equal to 1% of the purchase price paid for the Units on such due date and on each 30th day thereafter until the registration statement has been filed or declared effective, as applicable.  In addition, if the Registrant fails to respond to the SEC’s comments to the registration statement within five days of the Registrant’s receipt of such comments, the Registrant must pay to the investors an amount in cash equal to 1% of the purchase price paid for the Units on such due date and on each 30th day thereafter until an amendment to the registration statement responding to such comments has been filed.  Notwithstanding the foregoing, the Registrant is not required to pay the investors liquidated damages to the extent the investors may sell their securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the private placement, the executive officers and directors of the Registrant entered into lock-up agreements whereby they agreed not to dispose of any securities of the Registrant until six months following the Closing Date.  The lock-up does not apply to the disposition of common stock underlying options owned by such individuals or to certain bona fide gifts.

The offering was conducted in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.  Wunderlich Securities, Inc. served as the Registrant’s placement agent and was paid a commission equal to 10% of the gross proceeds of the offering.  In addition, the placement agent was reimbursed for its out-of-pocket expenses in an amount not exceed $50,000 without the Registrant’s prior written approval.

Item 9.01                Financial Statements and Exhibits.

Exhibit Number	Description

4.1	Form of Warrant
10.1	Unit Purchase Agreement
10.2	Registration Rights Agreement
99.1	Press Release dated October 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADOW VALLEY CORPORATION

Date: October 23, 2006	/s/ David D. Doty
David D. Doty
Chief Financial Officer